UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 23, 2020

HARVARD BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33957

(Commission File Number)

04-3306140

(I.R.S. Employer Identification Number)

84 October Hill Road, Holliston, MA 01746

(Address of Principal Executive Offices) (Zip Code)

(508) 893-8999

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HBIO	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Facility

On December 22, 2020, Harvard Bioscience, Inc. (“Harvard Bioscience” or the “Company”), as borrower, entered into a Credit Agreement (the “Credit Agreement”) with certain financial institutions party thereto as lenders (the “Lenders”), Citizens Bank, N.A. (“Citizens Bank”), as the administrative agent (in such capacity, the “Administrative Agent”), and Citizens Bank, Wells Fargo Bank, National Association (“Wells Fargo”) and Silicon Valley Bank (“Silicon Valley”), as joint bookrunners, joint lead arrangers and syndication agents. The Credit Agreement provides for a term loan of $40.0 million (the “Term Loan), a $25.0 million senior revolving credit facility (including a $10.0 million sub-facility for the issuance of letters of credit and a $ 10.0 million swingline loan sub-facility) (the “Credit Facility”). The Company’s obligations under the Credit Agreement are guaranteed by certain of the Company’s direct, domestic wholly-owned subsidiaries. None of the Company’s direct or indirect foreign subsidiaries has guaranteed the Credit Facility. The Company’s obligations under the Credit Agreement are secured by substantially all of the assets of Harvard Bioscience and each guarantor (including all or a portion of the equity interests in certain of the Company’s domestic and foreign subsidiaries). The Company granted a senior secured interest in such collateral to the Administrative Agent. The Credit Agreement replaces the Company’s prior credit facility for which Cerberus Business Finance, LLC, served as collateral agent and administrative agent. The prior credit facility consisted of a revolving credit facility and a term loan, and was scheduled to expire on January 31, 2023. In connection with entering into the Credit Agreement, the Company was required to pay off the prior term loan which had an outstanding principal balance of approximately $43.9 million and the prior revolver which had an outstanding balance of approximately $2.8 million, as well as certain fees and expenses in connection with such payoff. The Company financed the payoff of the outstanding borrowings under the prior facility with borrowings under the Credit Agreement.

Harvard Bioscience made revolving borrowings of $9.4 million under the Credit Facility as of December 22, 2020. The Credit Facility will mature on December 22, 2025. Borrowings under the Credit Facility will, at the option of Harvard Bioscience, bear interest at either (i) a rate per annum based on LIBOR for an interest period of one, two, three or six months, plus an applicable interest rate margin determined as provided in the Credit Agreement (a “LIBOR Loan”), or (ii) an alternative base rate plus an applicable interest rate margin, each as determined as provided in the Credit Agreement (an “ABR Loan”). LIBOR interest under the Credit Agreement is subject to applicable market rates and a floor of 0.50%. The alternative base rate is based on the Citizens Bank prime rate or the federal funds effective rate of the Federal Reserve Bank of New York, and is subject to a floor of 1.0%. The applicable interest rate margin varies from 2.0% per annum to 3.25% per annum for LIBOR Loans, and from 1.5% per annum to 3.0% per annum for ABR Loans, in each case depending on the Company’s consolidated leverage ratio, and is determined in accordance with a pricing grid set forth in the Credit Agreement (the “Pricing Grid”). Interest on LIBOR Loans is payable in arrears on the last day of each applicable interest period, and interest on ABR Loans is payable in arrears at the end of each calendar quarter. There are no prepayment penalties in the event the Company elects to prepay and terminate the Credit Facility prior to its scheduled maturity date, subject to LIBOR breakage and redeployment costs in certain circumstances.

The Credit Agreement requires the Company to pay to the Administrative Agent for the account of the Lenders a fee on the average daily unused amount of the revolver portion of the Credit Facility during the term thereof. Such unused fee is payable in arrears at the end of each calendar quarter and accrues at a rate which varies from 0.25% to 0.50% depending on the Company’s consolidated net leverage ratio, as determined in accordance with the Pricing Grid. The Company also agrees to pay (x) to the Administrative Agent, for the account of the Lenders, a fee for each outstanding letter of credit at a rate per annum equal to the applicable interest rate margin for LIBOR Loans, as determined in accordance with the Pricing Grid, multiplied by the average daily amount available to be drawn under such letter of credit, and (y) to the letter-of-credit issuer, a fronting fee which shall be at a rate agreed upon by the Company and the Lenders based on the average daily amount of the outstanding aggregate letter-of-credit obligations under the Credit Agreement.

The Credit Agreement includes customary affirmative, negative, and financial covenants binding on the Company, including delivery of financial statements and other reports and maintenance of existence. The negative covenants limit the ability of the Company, among other things, to incur debt, incur liens, make investments, sell assets and pay dividends on its capital stock. The financial covenants set forth in the Credit Agreement include a maximum consolidated net leverage ratio and a minimum consolidated fixed charge coverage ratio, each of which will be tested at the end of each fiscal quarter of the Company. The Credit Agreement also includes customary events of default.

The foregoing description is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1; by reference to the Pledge and Security Agreement dated as of December 22, 2020 among the Company, and the Company’s subsidiaries that are guarantors under the Credit Agreement, as grantors, in favor of the Administrative Agent, a copy of which is filed herewith as Exhibit 10.2; and by reference to the Guarantee Agreement dated as of December 22, 2020 among the Company, certain of the Company’s subsidiaries that are guarantors under the Credit Agreement, and the Administrative Agent, a copy of which is filed herewith as Exhibit 10.3.

On December 22, 2020, the Company issued a press release regarding the Credit Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information set forth in Item 1.01 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1*	Credit Agreement dated as of December 22, 2020 among Harvard Bioscience, Inc., as borrower, the lenders party thereto, and Citizens Bank, N.A., as administrative agent.

10.2*	Pledge and Security Agreement dated as of December 22, 2020 among Harvard Bioscience, Inc., certain of Harvard Bioscience’s direct and indirect subsidiaries and Citizens Bank, N.A., as administrative agent.

10.3	Guarantee Agreement dated as of December 22, 2020 among Harvard Bioscience, Inc., certain of Harvard Bioscience’s direct and indirect subsidiaries and Citizens Bank, N.A., as administrative agent.

99.1	Press Release, dated December 22, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the Securities and Exchange Commission on a supplemental basis upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: December 23, 2020	By:	/s/ Michael A. Rossi
Michael A. Rossi
Chief Financial Officer